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                                                                     EXHIBIT 8.1

                                   June 15, 1998


Michigan Consolidated Gas Company
500 Griswold Street
Detroit, Michigan  48226

                   Re:       Registration Statement on Form S-3
                             Registration No. 333-56333

Ladies and gentlemen:

          We have acted as tax counsel to Michigan Consolidated Gas Company, a corporation organized under the laws of the State of Michigan (the "Company"), in connection with the offering of Extendable MandatOry Par Put Remarketed Securities(sm) ("MOPPRS(sm)") due June 1, 2038, and Resetable MAndatory Putable/remarketable Securities ("MAPS(sm)"), due June 1, 2038 (the "Notes") described in the applicable Prospectus Supplements to the above-captioned registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 15, 1998 (the "Prospectus Supplements").

          In rendering our opinion, we have participated in the preparation of the Registration Statement and the Prospectus Supplements. Our opinion is condi tioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement, the Prospectus Supplements and certain other documents and statements made by officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.


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Michigan Consolidated Gas Company
June 15, 1998
Page 2


          In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

          Based solely upon the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Prospectus Supplements under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Notes, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Notes.

          Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Notes or of any transaction related to or contemplated by such issuance. This opinion is furnished to you solely for your benefit in connection with the offering of the Notes and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplements. We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subse quent changes in applicable law.
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Michigan Consolidated Gas Company
June 15, 1998
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                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP